EXHIBIT 4.2

                                 LEASE AGREEMENT
                                     between
                             CITY OF LENEXA, KANSAS
                                       and
                                  LABONE, INC.
                                 ---------------

                          Dated as of September 1, 1998
                                 ---------------

                                   $20,000,000
                             City of Lenexa, Kansas
                        Taxable Industrial Revenue Bonds
                             (LabOne, Inc. Project)
                                  Series 1998A
                                       and
                                   $5,000,000
                             City of Lenexa, Kansas
                  Taxable Subordinate Industrial Revenue Bonds
                             (LabOne, Inc. Project)
                                  Series 1998B
                                       and
                                   $8,000,000
                             City of Lenexa, Kansas
                  Taxable Subordinate Industrial Revenue Bonds
                             (LabOne, Inc. Project)
                                  Series 1998C
                                 ---------------


CERTAIN OF THE RIGHTS, TITLE AND INTEREST OF THE CITY OF LENEXA, KANSAS, TO THIS LEASE AGREEMENT HAVE BEEN ASSIGNED TO INTRUST BANK, N.A., AS TRUSTEE UNDER THE TRUST INDENTURE DATED AS OF SEPTEMBER 1, 1998, BETWEEN THE CITY AND THE TRUSTEE.

                                TABLE OF CONTENTS



                                                                     Page

Parties.................................................................1
Recitals................................................................1


                                    ARTICLE I
            DEFINITIONS, CONSTRUCTION AND CERTAIN GENERAL PROVISIONS

Section 1.1    Definitions..............................................1
Section 1.2    Rules of Interpretation..................................1

                                   ARTICLE II
                                 REPRESENTATIONS

Section 2.1    Representations by the Issuer............................2
Section 2.2    Representations by the Lessee............................3

                                   ARTICLE III
            CONVEYANCE AND CONSTRUCTION OF THE PROJECT, PROJECT FUNDS

Section 3.1    Conveyance of Project to Issuer..........................5
Section 3.2    Use of Proceeds of the Bonds.............................5
Section 3.3    Agreement to Complete Construction of the Project........5
Section 3.4    Operation of the Project Funds...........................5
Section 3.5    Right of Entry by Issuer.................................6

                                   ARTICLE IV
             GRANTING PROVISIONS, LEASE PAYMENTS AND OTHER PAYMENTS,
                    AND ASSIGNMENTS OF ISSUER'S RIGHTS, ETC.

Section 4.1    Grant of Leasehold Estate................................6
Section 4.2    Possession and Use of Project............................7
Section 4.3    Lease Payments...........................................7
Section 4.4    Additional Payments......................................8
Section 4.5    Obligations of Lessee Unconditional......................9
Section 4.6    Lessee's Remedies........................................9
Section 4.7    Assignment of Issuer's Rights............................9
Section 4.8    Letter of Credit.........................................9
Section 4.9    Net Lease...............................................10

                                    ARTICLE V
          MAINTENANCE; MODIFICATIONS; INSURANCE; ASSIGNMENT OF PROJECT;
                          LOSS OF OR DAMAGE TO PROJECT

Section 5.1    Maintenance and Modification of Project by Lessee........11
Section 5.2    Assignment or Sublease by Lessee.........................12
Section 5.3    Taxes, Assessments and Other Charges.....................12
Section 5.4    Granting of Easements....................................13
Section 5.5    Insurance and Bonds Required.............................13
Section 5.6    Damage, Destruction, Condemnation or Loss of Title.......14
Section 5.7    Utilities................................................15
Section 5.8    Depreciation and Investment Tax Credit...................15
Section 5.9    Ad Valorem Taxes.........................................16

                                   ARTICLE VI
                              PARTICULAR COVENANTS

Section 6.1    Indemnification..........................................16
Section 6.2    Further Assurances and Corrective Instruments............17
Section 6.3    Recording and Filing of Documents........................17
Section 6.4    Litigation Notice........................................17
Section 6.5    Covenant to Enter into Agreement or Contract
                  to Provide Ongoing Disclosure.........................17

                                   ARTICLE VII
               ASSIGNMENT OF ISSUER'S RIGHTS UNDER LEASE AGREEMENT

Section 7.1    Assignment by the Issuer.................................18
Section 7.2    Restriction on Transfer of Issuer's Rights...............18

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

Section 8.1    Events of Default Defined................................18
Section 8.2    Remedies on Default......................................19
Section 8.3    No Remedy Exclusive......................................22
Section 8.4    Agreement to Pay Attorneys' Fees and Expenses............22
Section 8.5    Issuer and Lessee to Give Notice of Default..............22
Section 8.6    Performance of Lessee's Obligations......................22
Section 8.7    Remedial Rights Assigned to the Trustee..................23
Section 8.8    Letter of Credit Provider to Direct Trustee..............23


                                   ARTICLE IX
       PREPAYMENT AND ACCELERATION OF LEASE PAYMENTS; PURCHASE OF PROJECT

Section 9.1    Prepayment at the Option of the Lessee...................23
Section 9.2    Optional Prepayment Upon Certain Events..................23

Section 9.3    Mandatory Prepayment Upon Certain Events.................23
Section 9.4    Purchase of Project; Required Prepayment.................24
Section 9.5    Notice of Prepayment.....................................25
Section 9.6    Precedence of this Article...............................25

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1   Authorized Representatives...............................25
Section 10.2   Term of Lease Agreement..................................26
Section 10.3   Notices..................................................26
Section 10.4   Performance Date Not a Business Day......................26
Section 10.5   Binding Effect...........................................26
Section 10.6   Amendments, Changes and Modifications....................26
Section 10.7   Execution in Counterparts................................26
Section 10.8   No Pecuniary Liability...................................27
Section 10.9   Extent of Covenants of the Issuer; No Personal
                 or Pecuniary Liability.................................27
Section 10.10  Effect of Default of Letter of Credit Provider
                 or Payment of Parity Bonds.............................28
Section 10.11  Severability.............................................28
Section 10.12  Governing Law............................................28

        Signatures and Seals

Exhibit A  - Description of Project

                                LEASE AGREEMENT


      THIS LEASE AGREEMENT dated as of September 1, 1998 (this "Agreement" or "Lease Agreement"), between the CITY OF LENEXA, KANSAS, a municipal corporation organized and existing under the laws of the state of Kansas (the "Issuer"), and LABONE, INC., a Delaware corporation (the "Lessee"). Capitalized terms not defined elsewhere herein shall have the meaning set forth in the Indenture as more fully described in Section 1.1.

                              RECITALS:

      1. The Issuer is authorized under the provisions of K.S.A. 12-1740 to 12-1749d, inclusive, as amended (the "Act"), to purchase, acquire, construct, improve and equip certain facilities within its jurisdiction for commercial purposes, to enter into leases and lease-purchase agreements with any person, firm or corporation for the facilities, to issue revenue bonds for the purpose of paying the cost of the facilities, and to pledge the income and revenues to be derived from the operation of such facilities to secure the payment of the principal of and interest on such bonds.

      2. The Lessee has requested that the Issuer finance the acquisition, construction and equipping of a commercial facility as more fully described on Exhibit A to this Lease Agreement (the "Project"), by the Issuer's acquisition of the Project and the lease of the Project to the Lessee pursuant to the terms of this Lease Agreement.

      3. Pursuant to the Act and the Indenture, the Issuer has issued its Series 1998A Bonds and Series 1998B Bonds for the above-stated purpose.

      4. Concurrently with the issuance and delivery of the Bonds, the Lessee will cause to be delivered to the Trustee the Letter of Credit issued by the Letter of Credit Provider which can be drawn upon to pay the principal of (upon redemption, acceleration or maturity), the purchase price and up to 57 days' interest on the Series 1998A Bonds.

      5. Under the terms of this Lease Agreement, the Lessee has agreed to make rental payments in amounts and at the times sufficient to timely pay the principal of and premium, if any, and interest on the Bonds.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Issuer and the Lessee do hereby covenant and agree as follows:


                              ARTICLE I
      DEFINITIONS, CONSTRUCTION AND CERTAIN GENERAL PROVISIONS

      Section 1.1 Definitions. All capitalized terms not elsewhere defined in this Lease Agreement have the meanings set forth in Section 101 of the Indenture.

      Section 1.2    Rules of Interpretation.

      (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

      (b) Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing person shall include firms, partnerships, associations and corporations, including public bodies, as well as natural persons.

      (c) The words "herein," "hereby," "hereunder," "hereof," "hereto," "hereinbefore," "hereinafter" and other equivalent words refer to this Lease Agreement and not solely to the particular article, section, paragraph or subparagraph hereof in which such word is used.

      (d) Reference herein to a particular article or a particular section shall be construed to be a reference to the specified article or section hereof unless the context or use clearly indicates another or different meaning or intent.
Reference herein to a schedule or an exhibit shall be construed to be a reference to the specified schedule or exhibit hereto unless the context or use clearly indicates another or different meaning or intent.

      (e) Wherever an item or items are listed after the word "including," such listing is not intended to be a listing that excludes items not listed.

      (f) The table of contents, captions and headings in this Lease Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Lease Agreement.

                                   ARTICLE II
                                 REPRESENTATIONS

      Section 2.1 Representations by the Issuer. The Issuer represents to the Lessee that:

      (a) The Issuer is a municipal corporation duly organized and validly existing under the laws of the State. The Issuer has acquired title to the real property constituting a part of the Project.

      (b) The Issuer has lawful power and authority under the Act to enter into this Lease Agreement and the Indenture and to carry out its obligations hereunder and under the Indenture. By proper action of its governing body, the Issuer has been duly authorized to execute and deliver this Lease Agreement, acting by and through its duly authorized officers. The Indenture, the PILOT Agreement and this Lease Agreement have been duly executed and delivered by the Issuer and each constitutes a valid, legal, binding and enforceable obligation of the Issuer (subject to bankruptcy, insolvency or creditors' rights laws generally and principles of equity generally) without offset, defense or counterclaim. The execution, delivery and performance of the Indenture, this Lease Agreement and the PILOT Agreement by the Issuer will not violate any law, regulation, order or decree of any governmental authority and, except for certain consents, approvals, authorizations, orders or filings required to be made with the Kansas Board of Tax Appeals and the County Appraiser of Johnson County, Kansas, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of such documents by the Issuer have been obtained or made.

      (c) The Project constitutes a "facility" within the meaning of the Act, and the lease of the Project to the Lessee and the application of the proceeds received by the Issuer from the sale of the Bonds for the purposes herein specified will further the public purposes of the Act.

      (d) To finance the costs of the Project, the Issuer proposes to issue the Bonds in the aggregate principal amount of $33,000,000. The Bonds will bear interest, be scheduled to mature, be in such series and be subject to purchase and redemption prior to maturity in accordance with the provisions of the Indenture. The Bonds are to be issued under and secured by the Indenture, pursuant to which the Project and the rents, revenues and receipts derived by the Issuer pursuant to this Lease Agreement, other than Unassigned Issuer Rights, will be pledged and assigned to the Trustee for the benefit of the Bondowners as security for payment of the principal of, premium, if any, and interest on the Bonds and to the Letter of Credit Provider to secure the payment of the obligations payable to the Letter of Credit Provider under the Letter of Credit Provider Documents.

      (e) To its knowledge, no member of the governing body of the Issuer or any other officer of the Issuer has any significant or conflicting interest, financial, employment or otherwise, in the Lessee, the Project or in the transactions contemplated hereby.

      Section 2.2.   Representations by the Lessee.

      (a) The Lessee is a corporation organized under the laws of the state of Delaware. The Lessee is not in violation of any provision of its Organizational Documents. The Lessee is duly authorized to do business in the State and has lawful power and authority to enter into each of the Lessee Documents, acting by and through its officers.

      (b) The Lessee has the requisite authority to own or lease and operate its properties and to carry on its business and has obtained all material permits, licenses, consents and approvals as are necessary or required therefor.

      (c) The Lessee has the power and authority to enter into, execute and deliver the Lessee Documents, and to perform its obligations under and consummate the transactions contemplated by the Lessee Documents, and has by proper corporate action, duly authorized the execution and delivery of the Lessee Documents and the performance of the Lessee's duties and obligations thereunder.

      (d) The Lessee Documents are valid and binding agreements of the Lessee, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws or equitable principles of general application affecting remedies or creditors' rights or by general equitable principles which may limit the right to obtain equitable remedies.

      (e) The execution and delivery of the Lessee Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of or compliance with the terms and conditions hereof and thereof will not (with the passage of time or the giving of notice, or both) conflict with or result in or constitute a breach of or default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or violate any provision of the Organizational Documents of the Lessee, or of any constitutional or statutory provision, or of any order, rule or regulation of any court or governmental authority applicable to the Lessee or its property.

      (f) There is not now pending or, to the knowledge of the Lessee, threatened, any suit, action or proceeding against or affecting the Lessee by or before any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Lessee, would materially affect the validity of any of the transactions contemplated by the Lessee Documents and the Indenture, or is reasonably likely to materially impair the ability of the Lessee to perform its obligations under the Lessee Documents or the Indenture, or as contemplated hereby or thereby, nor, to the knowledge of the Lessee, is there any basis therefor.

      (g) The Lessee agrees that during the term of this Lease Agreement it will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not transfer a controlling interest in the Lessee except as provided in the next sentence. The Lessee may, with the prior written consent of the Letter of Credit Provider and the Issuer, without violating the agreement contained in this Section, sell or otherwise transfer to another legal entity all or substantially all of its assets as an entirety including by merger or consolidation, and, if Lessee so elects, thereafter dissolve, if

      (i) the transferee entity shall be a legal entity organized and existing under the laws of one of the states of the United States of America or the District of Columbia and shall be qualified to do business in the State, and

      (ii) the transferee entity shall assume in writing all of the obligations of the Lessee under the Lessee Documents and the Letter of Credit Provider Documents, in which event the Issuer if requested by the Lessee, shall release the Lessee in writing from the Lessee's obligations under the Lessee Documents to which the Issuer is a party, concurrently with and contingent upon such transfer; and

      (iii) prior to the transfer, the Trustee and the Issuer are furnished with written notice of such proposed transfer and a certificate from the Authorized Lessee Representative stating that in the opinion of such Authorized Lessee Representative none of the covenants contained in this Lease Agreement will be violated as a result of such transfer.

      (h) As of the date of the issuance of the Bonds, the Lessee is not aware of any hazardous, toxic, radioactive or similarly regulated substance or material at the Project site, the removal of which is required by the provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., the Superfund Amendments and Reauthorization Act of 1986, or any other federal, state or local environmental statute, regulation or ordinance ("Environmental Laws"). The Lessee agrees that it is responsible for maintaining the Project in compliance with all Environmental Laws. The Lessee agrees to indemnify the Issuer, the Trustee and the Bondowners and agrees to defend and hold them harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and costs associated incurred in the investigation, defense and settlement of claims) that they may incur, directly or indirectly, as a result of or in connection with the assertion against them or any of them of any claim relating to the presence on, escape or removal from the Project of any hazardous substance or other material regulated by any applicable Environmental Law, or compliance with any applicable Environmental Law, whether before, during or after the term of this Lease Agreement, including claims relating to personal injury or damage to property. The Lessee further agrees to give immediate written notice to the Issuer, the Letter of Credit Provider and the Trustee of any violation with respect to the Project site of any Environmental Law of which violation the Lessee has actual knowledge.


                                   ARTICLE III
            CONVEYANCE AND CONSTRUCTION OF THE PROJECT; PROJECT FUNDS

      Section 3.1. Conveyance of Project to Issuer. The Lessee shall prior to or concurrently with the issuance of the Bonds deliver to the Issuer title to the Project as described on Exhibit A to this Agreement, including the site, such improvements as are then completed, installed or in progress and such equipment that has been acquired. The Lessee shall also concurrently with such conveyance make provisions for the discharge of any liens or encumbrances on the Project other than Permitted Encumbrances. Except for personal property that is not acquired with funds deposited in the Project Funds, all improvements to the Project, materials for work in progress at the Project and equipment installed at the Project shall immediately become the property of the Issuer and constitute part of the Project. In the event this Agreement is deemed to be a security agreement with respect to any of such improvements, equipment and personal property, the Lessee hereby grants Issuer a security interest in such such improvements, equipment and personal property and all attachments, accessions, additions, substitutions, replacement and proceeds thereof (including insurance proceeds) (collectively "Collateral") to secure all Lease
Payments and all obligations, covenants and agreements to be performed by the Lessee hereunder, and agrees that this security interest shall be prior to all other security interests in the Collateral.

      Section 3.2. Use of Proceeds of the Bonds. The proceeds of the sale of the Bonds shall be deposited with the Trustee and applied as provided in the Indenture and this Lease Agreement.

      Section 3.3. Agreement to Complete Construction of the Project. The Lessee agrees to cause the acquisition, construction and equipping of the Project to be diligently and continuously prosecuted and to be completed with reasonable dispatch, and to provide (from its own funds if required) all moneys necessary to complete the Project.

      Section 3.4.   Operation of the Project Funds.

      (a) Disbursements from the Project Funds. Moneys in the Project Funds shall be disbursed by the Trustee only in accordance with the terms of Section 403 of the Indenture. If there are not sufficient funds available under the terms of the Indenture to fully acquire, construct and equip the Project, then the Lessee will forthwith provide additional funds necessary for such acquisition, construction and equipment and make payments directly to contractors, suppliers or other applicable parties for property acquired or installed and services rendered. The Lessee shall hold the Issuer and the Trustee whole and harmless from any obligation to pay any costs of the Project in excess of moneys in the Project Funds.

      (b)  Completion Certificate.

            (i) The Lessee shall deliver to the Trustee, the Issuer and the Letter of Credit Provider within 90 days after the completion of the Project a certificate of an Authorized Lessee Representative:

                (1) stating that the acquisition, construction and equipping of the Project have been fully completed and the date of completion;

                (2) stating that he has made such investigation of such sources of information as are deemed by him to be necessary, including pertinent records of the Lessee, and is of the opinion that the construction of the Project has been fully paid for and no claim or claims exist against the Issuer or the Lessee or against the Project out of which a lien based on furnishing labor or material exists or might ripen; provided, however, there may be excepted from the foregoing statement any claim or claims out of which a lien exists or might ripen in the event that the Lessee intends to contest such claim or claims in which event such claim or claims shall be described; provided, further, that it shall be stated that funds are on deposit in the Project Funds or other separate trust or escrow accounts are available through enumerated bank loans (including letters of credit) or federal or state government grants to the Lessee for the Project sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim or claims (with respect to the amount of funds remaining in the Project Funds or the amount of available bank loans (including letters of credit) or federal or state government grants, such Authorized Lessee Representative may rely upon a certificate of the Trustee); and

                 (3) stating that all permits necessary, if any, for the occupancy and use of the Project have been obtained and are in full force and effect.

            (ii)If the statement of an Authorized Lessee Representative filed with the Trustee, the Issuer and the Letter of Credit Provider responsive to subparagraph (1) states that there is a claim or claims in controversy which create or might ripen into a lien, there shall be filed with the Trustee, the Issuer and the Letter of Credit Provider a statement of the Authorized Lessee Representative when and as such claim or claims have been fully paid or otherwise settled.

      (c) Disposition of Project Funds Moneys After Completion. After payment by the Trustee of all Written Requests theretofore tendered to the Trustee under the provisions of Section 403 of the Indenture and after receipt by the Trustee of the statement mentioned in subsection (b) of this Section, the balance of moneys in the Project Funds shall be transferred and applied as provided in
Section 403(c) of the Indenture.

      Section 3.5. Right of Entry by Issuer. The duly authorized agents of the Issuer shall have the right at any reasonable time and upon reasonable notice to Lessee prior to the completion of the Project to have access to the Project or any part thereof for the purpose of inspecting the acquisition, installation or construction thereof.

                                   ARTICLE IV
   GRANTING PROVISIONS, LEASE PAYMENTS AND OTHER PAYMENTS, AND ASSIGNMENTS OF
                             ISSUER'S RIGHTS, ETC.

      Section 4.1. Grant of Leasehold Estate. The Issuer hereby rents, leases and lets the Project to the Lessee, and the Lessee hereby rents, leases and hires the Project from the Issuer, subject to Permitted Encumbrances, for the rentals and upon and subject to the terms and conditions herein contained, for a term commencing on the date hereof and ending on the final maturity date of the Bonds (the "Lease Term"), unless sooner terminated in a manner provided for in this Lease Agreement.

      Section 4.2.   Possession and Use of Project.

      (a) The Issuer covenants and agrees that as long as the Lessee is not in default under this Lease Agreement, the Lessee shall have sole and exclusive possession of the Project (subject to Permitted Encumbrances and the Issuer's right of access pursuant to Section 3.5 and the Trustee's right of access pursuant to Section 8.2) and shall and may peaceably and quietly have, hold and enjoy the Project during the Lease Term. The Issuer, at the request and sole expense of the Lessee, will cooperate with the Lessee in order that the Lessee may have quiet and peaceable possession and enjoyment of the Project.

      (b) Subject to the provisions of this Section, the Lessee shall have the right to use the Project for any lawful purpose allowed by law and contemplated by the Act. The Lessee shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. The Lessee shall also comply with the mandatory requirements, rules and regulations of all insurers under the insurance policies carried by the Lessee. The Lessee will pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of the Lessee to comply with the provisions of this Section. The Lessee has the right, at its own cost and expense, to contest or review by legal or other appropriate procedures the validity or legality of any such governmental statute, law, ordinance, order, judgment, decree, regulation, direction or requirement, or any such requirement, rule or regulation of an insurer, and during such contest or review the Lessee may refrain from complying therewith.

      Section 4.3.   Lease Payments.

      (a) Subject to the Lessee's right to acquire the Project from the Issuer under Article IX, the Lessee agrees to make rental payments ("Lease Payments") to the Trustee at its principal corporate trust office, for the account of the Issuer, for deposit in the Bond Funds, in federal or other immediately available funds, during normal business hours on or before 11:00 a.m. Trustee's local time, on each Lease Payment Date or Purchase Date, the amount of such payment being as follows:

            (i) the  amount of the  principal  of the Bonds  coming  due on each
      Lease  Payment  Date,  whether  at  stated  maturity,   by  redemption  or
      acceleration or otherwise;

           (ii) the amount of interest on the Bonds coming due on such Lease Payment Date;

          (iii) the amount of redemption premium, if any, on the Bonds coming due on such Lease Payment Date; and

           (iv) on each Purchase Date, Interest Rate Mode Conversion Date or Substitute Letter of Credit Date, the purchase price of any Series 1998A Bonds required to be purchased pursuant to Section 306 or 307 of the Indenture.

      (b) The amounts received by the Trustee under the Letter of Credit shall be credited against the Lessee's corresponding Lease Payments due with respect to the Series 1998A Bonds, and the Lessee's obligation to make Lease Payments shall therefore be deemed satisfied to the extent of such amounts that are received by the Trustee under the Letter of Credit.

      (c) Except for such interest of the Lessee as may hereafter arise pursuant to Section 507 of the Indenture, the Lessee and the Issuer each acknowledge that neither the Lessee nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Bondowners and the Letter of Credit Provider.

      Section 4.4.   Additional Payments.

      (a) The Lessee shall pay, when due, the following amounts to the following persons, all as "Additional Payments" under this Lease Agreement:

            (i) To the Trustee, when due, all reasonable fees and charges for its services rendered under the Indenture or this Lease Agreement and all reasonable expenses (including without limitation reasonable fees and charges of any paying agent, bond registrar, counsel, accountant, engineer or other person) incurred in the performance of the duties of the Trustee under the Indenture or this Lease Agreement for which the Trustee and other persons are entitled to repayment or reimbursement;

            (ii)To the Issuer all reasonable expenses (including without limitation reasonable attorneys' fees) incurred by the Issuer in relation to the transactions contemplated by this Lease Agreement and the Indenture, which are not otherwise to be paid by the Lessee under this Lease Agreement or the Indenture;

            (iii) To the appropriate person, such payments as are required (i) as payment for or reimbursement of any and all reasonable costs, expenses and liabilities incurred by the Issuer, the Letter of Credit Provider or the Trustee or any of them in satisfaction of any obligations of the Lessee hereunder that the Lessee does not perform, or incurred in the defense of any action or proceeding with respect to the Project, this Lease Agreement, the Indenture, or the other Lessee Documents or (ii) as reimbursement for expenses paid, or as prepayment of expenses to be paid, by the Issuer or the Trustee and that are incurred as a result of a request by the Lessee or a requirement of this Lease Agreement and that the Lessee is not otherwise required to pay under this Lease Agreement;

            (iv)To the Trustee, the cost of printing any Replacement Bonds; and

            (v) To the Remarketing Agent, the fees and expenses required to be paid under the Remarketing Agreement.

      (b) Additional Payments shall be deemed past due for purposes of this Lease Agreement if such remain unpaid after 30 days following the date when due. Any past due Additional Payments which are due to the Issuer, the Trustee or the Letter of Credit Provider shall continue as an obligation of the Lessee until they are paid and shall bear interest (except as may be otherwise provided in the Letter of Credit Documents with respect to obligations owed to the Letter of Credit Provider) at the prime rate of interest announced from time to time by the Trustee plus four percent during the period such Additional Payments remain unpaid.

      Section 4.5. Obligations of Lessee Unconditional. The Lessee covenants and agrees with and for the express benefit of the Issuer and the Owners of the Bonds and the Letter of Credit Provider that it will pay all amounts due under Sections 4.3 and 4.4 and it will perform its obligations, covenants and agreements under this Lease Agreement, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstances whatsoever, whether now existing or hereafter arising, and regardless of whether or not the Project is completed, any change in the tax or other law of the United States of America, the State or any political subdivision of either thereof, any change in the Issuer's legal organization or status, or any default of the Issuer hereunder, and regardless of the invalidity of any action of the Issuer, and regardless of the invalidity of any portion of this Lease Agreement, and, to the extent permitted by law, the Lessee hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease Agreement or which releases or purports to release the Lessee therefrom. Nothing in this Lease Agreement shall be construed as a waiver by the Lessee of any rights or claims the Lessee may have against the Issuer under this Lease Agreement or otherwise, but any recovery upon such rights or claims shall be had from the Issuer separately, it being the intent of this Lease Agreement that the Lessee shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease Agreement for the benefit of the Owners of the Bonds and the Letter of Credit Provider.

      Section 4.6. Lessee's Remedies. Nothing contained in this Article shall be construed to release the Issuer from the performance of any of its agreements herein, and if the Issuer should fail to perform any such agreements, the Lessee may institute such action against the Issuer as the Lessee may deem necessary to compel such performance so long as such action shall not violate the Lessee's agreements in Section 4.5 or diminish or delay the amounts required to be paid by the Lessee pursuant to Sections 4.3 and 4.4. The Lessee, however, acknowledges and agrees that any pecuniary obligation of the Issuer created by or arising out of this Lease Agreement shall be payable solely out of the proceeds derived from this Lease Agreement, the sale of the Bonds, any insurance and condemnation awards, or amounts received upon the sale or other disposition of the Project upon a default by the Lessee or otherwise.

      Section 4.7. Assignment of Issuer's Rights. Under the Indenture, the Issuer will, as additional security for the Bonds, assign, transfer, pledge and grant a security interest in its rights under this Lease Agreement to the Trustee (except for the Unassigned Issuer's Rights). The Issuer and the Lessee agree to cooperate in the execution and delivery of all instruments necessary to file and continue such security interest. The Trustee is hereby given the right to enforce, either jointly with the Issuer or separately, the performance of the obligations of the Lessee, and the Lessee hereby consents to the same and agrees that the Trustee may enforce such rights as payments required under this Lease Agreement directly to the Trustee. The Issuer and the Lessee recognize that the Trustee and the Letter of Credit Provider are third party creditor-beneficiaries of this Lease Agreement.

      Section 4.8.   Letter of Credit.

      (a) The Lessee will cause the Letter of Credit Provider to maintain the Letter of Credit in full force and effect in an amount equal to the principal amount of the Outstanding Parity Bonds plus (so long as the Parity Bonds are in the Weekly Mode or the Monthly Mode) 57 days' interest thereon computed at the Maximum Rate. Upon any conversion of the Interest Rate Mode to an Interest Rate Mode other than a Weekly Mode or Monthly Mode, the Lessee will cause the Letter of Credit Provider to increase the interest component of the Letter of Credit to cover 210 days' interest on the Parity Bonds at the rate or rates then borne by the Parity Bonds.

      (b) The Lessee may (without penalty or premium) provide and the Trustee shall accept any Substitute Letter of Credit, provided that any Substitute Letter of Credit shall meet the following requirements:

            (i) the Issuer shall approve in writing the issuer of the Substitute Letter of Credit or the Trustee shall receive written confirmation from the Rating Agency that the credit rating on the Parity Bonds with the Substitute Letter of Credit will be not less than the credit rating on the Parity Bonds on the date of their original issuance.

            (ii)the form and content of such Substitute Letter of Credit are reasonably acceptable to the Trustee;

           (iii) the amount which may be drawn under such Substitute Letter of Credit is at least equal to the principal amount of the Parity Bonds then Outstanding plus (so long as the Parity Bonds are in the Weekly Mode or the Monthly Mode) an amount equal to 57 days' interest on the Parity Bonds at the Maximum Rate (210 days' interest at the rate or rates borne by the Parity Bonds if the Parity Bonds are in an Interest Rate Mode other than a Weekly Mode or Monthly Mode);

            (iv) the other terms of the Substitute Letter of Credit are substantially similar in all material respects to the predecessor Letter of Credit;

            (v) replacement of such predecessor Letter of Credit with such Substitute Letter of Credit will not reduce the credit rating or ratings on the Parity Bonds then in effect, if any (as evidenced by a written confirmation received from each Rating Agency maintaining a credit rating on the Parity Bonds prior to the delivery of such Substitute Letter of Credit);

            (vi) an opinion of Bond Counsel acceptable to the Trustee shall be delivered to the Trustee to the effect that such substitution is permitted by this Lease Agreement; and

            (vii) an opinion of counsel acceptable to the Trustee has been delivered to the Trustee to substantially the same effect as the opinion delivered in connection with the issuance of the initial Letter of Credit and, in addition, to the effect that the exemption of the Parity Bonds (or any securities evidenced thereby) from the registration requirements of the Securities Act of 1933, as amended, and the exemption of the Indenture from qualification under the Trust Indenture Act of 1939, as amended, shall not be impaired by the substitution of such Substitute Letter of Credit or that the applicable registration or qualification requirements of such acts have been satisfied.

      (c) Upon acceptance of the Substitute Letter of Credit, the Trustee shall return the predecessor Letter of Credit to the provider thereof.

      Section 4.9. Net Lease. The Issuer and the Lessee agree that (a) this Lease Agreement is intended to be a net lease, (b) the Lease Payments are designed to provide the Issuer and the Trustee funds adequate in amount to pay all principal of and interest and any purchase price and redemption premium accruing on the Bonds as the same become due and payable, (c) to the extent that the Lease Payments are not sufficient to provide the Issuer and the Trustee with funds sufficient for the foregoing purposes, the Lessee will pay, upon demand, as Additional Payments, such additional sums of money, in cash, as may from time to time be required for such purposes, and (d) if, after all of the Bonds are deemed to be paid in accordance with Article XII of the Indenture and provision has been made for payment of all other sums payable under the Indenture and this Lease Agreement in accordance with Article XII of the Indenture, the Trustee or the Issuer holds unexpended funds received in accordance with the terms of this Lease Agreement, the unexpended funds shall, after deduction for all sums then due and owing by the Lessee under this Lease Agreement, and except as otherwise provided in this Lease Agreement and the Indenture, become the absolute property of and be paid over to the Lessee.

                                    ARTICLE V
          MAINTENANCE; MODIFICATIONS; INSURANCE; ASSIGNMENT OF PROJECT;
                         LOSS OF OR DAMAGE TO PROJECT V

      Section 5.1.   Maintenance and Modification of Project by Lessee.

      (a) The Lessee will at its own expense (i) keep the Project in as reasonably safe condition as its operations shall permit, (ii) with respect to the Project, comply with all applicable health and safety standards and all other industrial requirements or restrictions enacted or promulgated by the State, or any political subdivision or agency thereof, or by the government of the United States of America or any agency thereof, and (iii) keep the Project in good repair and in good operating condition and make from time to time all necessary repairs thereto and renewals and replacements thereof. The Lessee is not obligated to operate, maintain, preserve, repair, replace or renew any element or unit of the Project the maintenance, repair, replacement or renewal of which becomes, in the sole judgment of the Lessee and subject to the Letter of Credit Provider Documents, uneconomical to the Lessee because of damage, destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations. The Lessee shall not permit or suffer others to commit a nuisance in or about the Project or itself commit a nuisance in connection with its use or occupancy of the Project. The Lessee will pay all costs and expenses of operation of the Project.

      (b) The Lessee may, subject to the Letter of Credit Provider Documents and at its own expense, make from time to time any additions, modifications or improvements to the Project that it may deem desirable for its business purposes and that do not materially impair the structural strength or effective use, or materially decrease the value, of the Project; provided that no such addition, modification or improvement shall result in a change in the character of the Project in a manner that would result in any of the representations or warranties contained herein with respect to the Project or the use of the proceeds of the Bonds being or becoming false, untrue, misleading or breached. The Lessee will not do or permit others under its control to do any work in or in connection with the Project or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have first been procured and paid for. All such work will be done in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease Agreement. All additions, modifications or improvements made by the Lessee pursuant to this Section shall
(i) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (ii) when commenced, be prosecuted to completion with due diligence, and (iii) other than personal property and trade fixtures, when completed, be deemed a part of the Project.

      (c) The Lessee will not do or suffer anything to be done whereby the Project, or any part thereof, may be encumbered by any mechanic's or other similar lien and if, whenever and so often as any mechanic's or other similar lien is filed against the Project, or any part thereof, the Lessee will discharge the same of record within 30 days after the date of filing. Nothing in this Lease Agreement is to be construed to constitute authorization or consent by the Issuer nor will the Issuer be liable for any labor or materials furnished to the Lessee or anyone claiming by, through or under the Lessee upon credit, and that mechanic's or similar liens for any such labor, services or materials will not attach to or affect the estate of Issuer in and to the Project, or any part thereof. Notwithstanding the foregoing, the Lessee will have the right to contest any such mechanic's or other similar lien if within said 30-day period stated above it (i) notifies the Issuer, the Letter of Credit Provider and the Trustee in writing of its intention so to do, and if requested by the Issuer, deposits with the Trustee a surety bond issued by a surety company acceptable to the Issuer as surety, in favor of the Issuer or cash, in the amount of the lien claim so contested, indemnifying and protecting the Issuer from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien and the contest thereof, and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Project or any part thereof or interest therein, under execution or otherwise, and (iii) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

      Section 5.2. Assignment or Sublease by Lessee. The Lessee will not assign any of its right, title and interest in, to and under this Lease Agreement without the prior written consent of the Issuer and the Letter of Credit Provider except as provided in Section 2.2(g). The Lessee may sublease the Project to a single party or entity, with the prior written consent of Issuer and the Letter of Credit Provider. The Lessee may sublease portions of the Project for use by others in the normal course of its business without Issuer's prior consent or approval. In the event of any such subleasing, the Lessee shall remain fully liable for the performance of its duties and obligations hereunder. Any such sublease shall be subject and subordinate in all respects to the provisions of this Lease Agreement.

      Section 5.3.   Taxes, Assessments and Other Charges.

      (a) The Lessee shall pay all taxes, assessments and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project (including any tax upon or with respect to the income or profits of the Issuer from the Project that, if not paid, would become a charge on the payments to be made under this Lease Agreement prior to or on a parity with the charge thereon created by the Indenture and including ad valorem, sales and excise taxes, assessments and charges upon the Lessee's interest in the Project), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Project.

      (b) The Lessee may, after giving written notice thereof to the Issuer, the Letter of Credit Provider and the Trustee, at its expense, in its own name or in the Issuer's name, contest in good faith the validity or amount of any tax, assessment or other governmental charge; provided, however, the Lessee shall institute appropriate legal proceedings to contest such charge at least 10 days before such charge becomes delinquent; and, provided further, that if requested by the Issuer, the Lessee shall deposit with the Trustee cash or a surety bond of a surety company acceptable to the Issuer, in favor of the Issuer, in a sum of at least the amount of the charge so contested, assuring the payment of such contested charge together with all interest and penalties to accrue thereon. The Lessee shall hold the Issuer whole and harmless from any costs and expenses the Issuer may incur related to any of the above.

      (c) The Lessee shall furnish to the Issuer, the Letter of Credit Provider and the Trustee, upon request, proof of payment of any taxes, governmental charges, utility charges, insurance premiums or other charges required to be paid by the Lessee under this Lease Agreement.

      Section 5.4. Granting of Easements. If no Event of Default under this Lease Agreement has occurred and is continuing, the Lessee may, at any time or times, (a) grant easements, licenses and other rights or privileges in the nature of easements with respect to any property included in the Project, free from any rights of the Issuer or the Bondowners, or (b) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Lessee determines, and the Issuer agrees, to the extent that it may legally do so, that it will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the Issuer of: (i) a copy of the instrument of grant or release or of the agreement or other arrangement, (ii) a written application signed by the Authorized Lessee Representative requesting such instrument, and (iii) a certificate executed by the Lessee stating (aa) that such grant or release is not detrimental to the proper conduct of the business of the Lessee, and (bb) that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project and will not materially adversely affect the security of the Bondowners. If the instrument of grant shall so provide, any such easement or right and the rights of such other parties thereunder shall be superior to the rights of the Issuer and the right of the Bondowners and shall not be affected by any termination of this Lease Agreement or default on the part of the Lessee hereunder. If no Event of Default has occurred and is continuing, any payments or other consideration received by the Lessee for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of the Lessee, but, in the event of the termination of this Lease Agreement because of an Event of Default, all rights then existing of the Lessee with respect to or under such grant will inure to the benefit of and be exercisable by the Issuer.

      Section 5.5.   Insurance and Bonds Required.

      (a) The Lessee shall cause the Project to be kept continuously insured against such risks as are customarily insured against by companies conducting activities similar to those of the Lessee in connection with the Project and shall pay as the same become due all premiums in respect thereof, such insurance to include the following policies of insurance:

           (i) Property Casualty Insurance: insurance insuring the Project against loss or damage by fire, lightning, flood, earthquake and all other risks covered by the extended coverage insurance endorsement then in use in the State in an amount not less than the amount customarily maintained for similar types of businesses issued by such insurance company or companies authorized to do business in the State as may be selected by the Lessee;

           (ii) Liability Insurance: comprehensive general accident and public liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, operation or use of any automobile, truck or other motor vehicle in or upon the Project), in an amount not less than amounts customarily maintained for similar types of businesses; and

            (iii) Workers' Compensation Insurance: workers' compensation and unemployment coverages as required by the laws of the State.

      (b) Not less than 30 days prior to the expiration dates of the expiring policies, originals or copies of renewal policies required by this Section or certificates evidencing such insurance shall be delivered by the Lessee to the Letter of Credit Provider and the Trustee. All policies of such insurance and all renewals thereof (i) shall contain a provision that such insurance may not be cancelled by the issuer thereof without at least 30 days' written notice to the Lessee, the Trustee, the Issuer and the Letter of Credit Provider, (ii) shall name the Lessee as the insured and the Trustee and the Issuer as additional insured and loss payees, as their interests in the Project appear,
(iii) shall be issued by an insurance company qualified under the laws of the State to assume the risks covered therein; and (iv) may be subject to reasonable deductible.

      (c) Nothing in this Lease Agreement shall be construed as preventing the Lessee from satisfying the insurance requirements herein set forth by using blanket policies of insurance provided each and all of the requirements and specifications of this Lease Agreement respecting insurance are complied with.

      (d) In addition to the insurance policies listed in Section 5.5(a) of this Lease Agreement, the Lessee shall obtain a policy of owner's title insurance, insuring the Issuer's fee simple title to the Project, (subject to Permitted Encumbrances) and insuring the Letter of Credit Provider and the Trustee, as their interests in the Project appear, in an amount equal to the value of the site and improvements constituting a part of the Project. Such policy shall contain full coverage against mechanics' liens and no survey exception.

      Section 5.6.   Damage, Destruction, Condemnation or Loss of Title.

      (a) The Lessee shall notify the Issuer, the Letter of Credit Provider and the Trustee immediately in the case of damage to or destruction of the Project or any portion thereof resulting from fire or other casualty (hereinafter referred to as a "casualty loss") or of a condemnation or loss of title.

      (b) In the event of a casualty loss, a condemnation or a loss of title for which the Net Proceeds do not exceed $250,000, the Lessee shall forthwith repair, reconstruct, restore, replace and improve the Project to substantially the same or an improved condition or utility value as existed prior to such casualty loss or forthwith make such replacements of or repairs or improvements to the Project or portions thereof made necessary by such condemnation or loss of title. Such Net Proceeds shall be paid directly to the Lessee and applied to the extent necessary to the payment of the costs of such repair, reconstruction, restoration, replacement and improvement. Any remaining balance not required for such purpose shall be paid by the Lessee to the Trustee for deposit in the Bond Fund.

      (c) If Net Proceeds exceed $250,000, the Net Proceeds shall be deposited with the Trustee and, at the option of the Lessee, with the prior written consent of the Letter of Credit Provider, by written notice delivered to the Trustee, the Letter of Credit Provider and the Issuer within 60 days after the determination of the amount of such Net Proceeds or 180 days after the occurrence of such casualty loss, condemnation or loss of title, whichever occurs first, the Lessee shall either:

            (i) Option A - Repairs and Improvements: use Net Proceeds to repair, reconstruct, restore, replace and equip the Project and, in such event, such Net Proceeds shall be deposited in a separate account of the Project Funds and, so long as no Default exists, shall be disbursed from time to time by the Trustee upon receipt of a Written Request therefor for the purpose of restoring or rebuilding the Project, subject to reasonable disbursement requirements to insure that the restoration or rebuilding is timely completed in a good and workmanlike manner, free of liens for labor and materials. Upon the completion of such use as certified in writing by the Lessee, any remaining balance not required for such repair, reconstruction, restoration, replacement and improvement shall be deposited in the Bond Fund and applied in accordance with the provisions of the Indenture; or

            (ii)Option B - Redemption of Bonds: (1) prepay all Lease Payments pursuant to Section 9.2 and cause all the Bonds to be redeemed (without premium or penalty) in accordance with paragraph (b) of Section 302 of the Indenture at the earliest practical date, or (2) prepay Lease Payments pursuant to Section 9.2 and cause part of the Bonds to be redeemed (without premium or penalty) pursuant to paragraph (b) of Section 302 of the Indenture if the property suffering such casualty loss, condemnation or loss of title was not essential to the use of the Project and the use of such funds for prepayment under such circumstances will not result in any of the representations or warranties respecting the Project and the use of the proceeds of the Bonds being false, untrue, misleading or breached.

      (d) In the event Net Proceeds do not exceed $250,000 or the Lessee elects Option A, (i) the Lessee shall complete the repair, reconstruction, restoration, replacement and improvement of the Project, whether or not such Net Proceeds are sufficient to pay for the same; (ii) the Lessee shall not be entitled to any reimbursement from the Issuer, the Trustee, the Letter of Credit Provider or the Bondowners or any abatement or diminution of its obligations hereunder by reason of any inability to use all or any part of the Project during any period in which the Project is damaged or destroyed or by reason of any payments made by the Lessee for such purpose in excess of the Net Proceeds; and (iii) all such repairs, reconstructions, restorations, replacements and improvements shall be a part of the Project.

      (e) The Issuer shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project as long as the Issuer is not the condemning authority. In no event will the Issuer voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project without the written consent of the Lessee.

      Section 5.7. Utilities. All utilities and utility services used by the Lessee in, on or about the Project shall be paid for by the Lessee and shall be contracted for by the Lessee in the Lessee's own name. The Lessee shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

      Section 5.8. Depreciation and Investment Tax Credit. The Issuer agrees that any depreciation or investment tax credit with respect to the Project or any part thereof shall be made available to the Lessee, and the Issuer will fully cooperate with the Lessee in any effort by the Lessee to avail itself of any such depreciation or investment tax credit.

      Section 5.9. Ad Valorem Taxes. The Issuer and the Lessee acknowledge that under existing law the Issuer's interest in the property acquired, constructed or installed with the proceeds of the Bonds is entitled to an exemption from general ad valorem and property taxes for a period of 10 calendar years after the calendar year in which the Bonds are issued, provided certain procedures as required by law are met. The Issuer and the Lessee acknowledge that the agreement with respect to such exemption and Lessee's obligations to make certain payments in lieu of taxes is set forth in full in the PILOT Agreement.

                                   ARTICLE VI
                              PARTICULAR COVENANTS

      Section 6.1.   Indemnification.

      (a) The Lessee releases the Issuer and the Trustee from, agrees that the Issuer and the Trustee shall not be liable for, and indemnifies the Issuer and the Trustee against, all liabilities, losses, damages (including attorneys' fees), causes of action (including negligent acts), suits, claims, costs and expenses, demands and judgments of any nature imposed upon or asserted against the Issuer or the Trustee (except by reason of the gross negligence of Trustee or Issuer) on account of:

           (i) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project;

           (ii) any breach or default on the part of the Lessee in the performance of any covenant or agreement of the Lessee under this Lease Agreement, the other Lessee Documents or any related document, or arising from any act or failure to act by the Lessee, or any of its agents, contractors, servants, employees or licensees;

           (iii) violation of any law, ordinance or regulation affecting the ownership, occupancy or use of the Project;

           (iv) the authorization, issuance and sale of the Bonds, and the provision of any information furnished by the Lessee in connection therewith concerning the Project or the Lessee or arising from (1) any errors or omissions of any nature whatsoever such that the Bonds, when delivered to the Bondowners, are not validly issued and binding obligations of the Issuer or (2) any fraud or misrepresentations or omissions contained in the proceedings of the Issuer or the Trustee furnished by or attributable to the Lessee relating to the issuance of the Bonds or pertaining to the financial condition of the Lessee which, if known to the original purchaser of the Bonds, might reasonably be considered a material factor in its decision to purchase the Bonds; and

            (v) any claim or action or proceeding with respect to the matters set forth in subsections (i), (ii), (iii) and (iv) above brought thereon.

    (b) The Lessee agrees to indemnify the Issuer and the Trustee for and to hold it harmless against all liabilities, claims, costs and expenses incurred without negligence or willful misconduct on the part of the Issuer and the Trustee, on account of any action taken or omitted to be taken by the Issuer and the Trustee in accordance with the terms of this Lease Agreement, the Bonds, the other Lessee Documents or the Indenture or any action taken at the request of or with the consent of the Lessee, including the costs and expenses of the Issuer and the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Lease Agreement, the other Lessee Documents, the Bonds or the Indenture.

      (c) In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly give notice of that action or proceeding to the Lessee, and the Lessee upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Lessee from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Lessee. At its own expense, an indemnified party may employ separate legal counsel and participate in the defense. The Lessee shall not be liable for any settlement without its consent.

      (d) The indemnification set forth above is intended to and shall include the indemnification of all affected council members, officials, directors, officers, attorneys, accountants, financial advisors, staff and employees of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.

      Section 6.2. Further Assurances and Corrective Instruments. Subject to the Indenture, the Issuer and the Lessee from time to time may execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, Supplemental Lease Agreements and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Lease Agreement.

      Section 6.3. Recording and Filing of Documents. The Lessee will cause all appropriate financing and continuation statements and other security instruments to be recorded and filed in such manner and in such places as may be required by law to fully preserve and protect the rights and security of the Bondowners, the Trustee, the Issuer and the Letter of Credit Provider. The Lessee will pay all fees and expenses, including reasonable legal fees, incurred in connection with such recordings and filings.

      Section 6.4. Litigation Notice. The Lessee shall give the Issuer, the Trustee, the Remarketing Agent and the Letter of Credit Provider prompt notice of any action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, or of any of the same which may be threatened, which, if adversely determined, would materially impair the right of the Lessee to carry on the business which is contemplated in connection with the Project, or would materially and adversely affect its business, operations, properties, assets or condition. Within one Business Day after the filing by or against the Lessee of a petition in bankruptcy, the Lessee shall notify the Trustee and the Letter of Credit Provider in writing as to the occurrence of such filing.

      Section 6.5. Covenant to Enter into Agreement or Contract to Provide Ongoing Disclosure. The Lessee agrees that the initial offering and underwriting of the Bonds is exempt from the requirements of Paragraph (b)(5)(i) of the Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended (17 CFR Part 240, Section 240.15c2-12) (the "Rule") pursuant to Paragraph (d)(1) of the Rule. If as a result of a conversion of Interest Rate Mode or as a result of any amendment or supplement to the Indenture or this Lease Agreement, the Bonds cease to be exempt under the Rule, the Lessee will enter into an agreement or contract, constituting an undertaking, to provide ongoing disclosure as may be necessary to comply with the Rule as then in effect. The covenant and agreement contained in this Section
6.5 is for the benefit of the Bondowners as required by the Rule. It is the Lessee's express intention that this Section 6.5 be assigned pursuant to and in accordance with Section 706 of the Indenture to the Trustee for the benefit of the Bondowners and that each Bondowner be a beneficiary of this Section 6.5 with the right to enforce this Section 6.5 against the Lessee.

                                   ARTICLE VII
               ASSIGNMENT OF ISSUER'S RIGHTS UNDER LEASE AGREEMENT

      Section 7.1. Assignment by the Issuer. The Issuer, by means of the Indenture and as security for the payment of the principal of, purchase price, and redemption premium, if any, and interest on the Bonds, and the obligations payable to the Letter of Credit Provider under the Letter of Credit Provider Documents, will assign, pledge and grant a security interest in certain of its rights, title and interests in, to and under this Lease Agreement, including Lease Payments and Additional Payments and other revenues, moneys and receipts received by it pursuant to this Lease Agreement, to the Trustee (reserving its rights to Unassigned Issuer's Rights).

      Section 7.2. Restriction on Transfer of Issuer's Rights. Unless required by law, the Issuer will not sell, assign, encumber, mortgage, transfer or convey the Project, this Lease Agreement or any interest therein except the pledge and assignment of the Project and this Lease Agreement pursuant to the Indenture to secure the Bonds or as otherwise provided in this Lease Agreement or in the Indenture.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

      Section 8.1 Events of Default Defined. The term "Event of Default" or "Default" shall mean any one or more of the following events:

      (a) Failure by the Lessee to make timely payment of any Lease Payment, when due, or any Additional Payment within 30 days after notice to the Lessee that such Additional Payment is due.

      (b) Failure by the Lessee to observe and perform any covenant, condition or agreement on the part of the Lessee under this Lease Agreement or the Indenture, other than as referred to in the preceding subparagraph (a) of this Section, for a period of 60 days after written notice of such default has been given to the Lessee and the Letter of Credit Provider by the Issuer, the Letter of Credit Provider or the Trustee during which time such default is neither cured by the Lessee or the Letter of Credit Provider nor waived in writing by the Issuer, the Letter of Credit Provider and the Trustee, provided that, if the failure stated in the notice cannot be corrected within the 60-day period, the Issuer, the Letter of Credit Provider and the Trustee may consent in writing to an extension of such time prior to its expiration and the Issuer, the Letter of Credit Provider and the Trustee will not unreasonably withhold their consent to such an extension if corrective action is instituted by the Lessee or the Letter of Credit Provider within the 60-day period and diligently pursued to completion and if such consent, in their judgment, does not materially adversely affect the interests of the Bondowners; provided, however, that any such default may be waived by the Letter of Credit Provider alone so long as the Letter of Credit Provider has honored all proper draws submitted to it by the Trustee.

      (c) Any material representation or warranty by the Lessee herein or in any certificate or other instrument delivered under or pursuant to this Lease Agreement or the Indenture or in connection with the financing of the Project shall prove to have been false, incorrect, misleading or breached in any material respect on the date when made, unless waived in writing by the Issuer, the Letter of Credit Provider and the Trustee.

      (d) The Indenture at any time shall prove not to be a valid, binding and enforceable agreement of the Issuer or shall not constitute a valid assignment of the rights of the Issuer under this Lease Agreement described in Section 7.1 purportedly assigned under the Indenture and effective to vest in the Trustee all such rights of the Issuer in, to and under this Lease Agreement, including the right to enforce this Lease Agreement in accordance with its terms.

      (e) The occurrence of an Event of Bankruptcy with respect to the Lessee.

      (f) Abandonment of the Project by the Lessee.

      Section 8.2.   Remedies on Default.

      (a) If the principal of all Bonds then Outstanding and the interest accrued thereon has been declared immediately due and payable pursuant to the provisions of Section 802 of the Indenture, all Lease Payments for the remainder of the Lease Term shall become immediately due and payable without any further act or action on the part of the Issuer or the Trustee and the Trustee, as assignee of the Issuer, may immediately proceed (subject to Section 8.8) to take any one or more of the remedial steps set forth in subparagraph (b) below.

      (b) Subject to Section 8.8, whenever any Event of Default has occurred and is continuing, the Issuer may take any one or more of the following remedial steps:

           (i) by written notice to the Lessee declare all Lease Payments to be immediately due and payable, together with interest on overdue payments of principal and redemption premium, if any, and, to the extent permitted by law, interest, at the rate or rates of interest then applicable under and specified in the respective Bonds, without presentment, demand or protest, all of which are expressly waived;

           (ii) take whatever other action at law or in equity, as may appear necessary or desirable to collect the amounts payable pursuant to this Lease Agreement then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Lessee under this Lease Agreement or the Indenture;

           (iii) give the Lessee written notice of intention to terminate this Lease Agreement on a date specified therein, which date shall not be earlier than 30 days after such notice is given, and if all defaults have not then been cured, on the date so specified, the Lessee's rights to possession of the Project shall cease and this Lease Agreement shall thereupon be terminated, and the Issuer may re-enter and take possession of the Project;

            (iv)without terminating this Lease Agreement, re-enter the Project to take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating this Lease Agreement, the Issuer shall use reasonable diligence to re-let the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as the Issuer may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by the Issuer shall be construed as an election on the Issuer's part to terminate this Lease Agreement, and no such re-entry or taking of possession by the Issuer shall relieve the Lessee of its obligation to pay Lease Payments or Additional Payments (at the time or times provided herein), or any of its other obligations under this Lease Agreement, all of which shall survive such re-entry or taking of possession, and the Lessee shall continue to pay the Lease Payments and Additional Payments provided for in this Lease Agreement until the end of the Lease Term, whether or not the Project shall have been re-let, less the proceeds, if any, of any re-letting of the Project after deducting all of the Issuer's reasonable expenses in or in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation for re-letting. The proceeds of any re-letting shall be deposited in the Bond Fund. Having elected to re-enter or take possession of the Project without terminating this Lease Agreement, the Issuer may (subject, however, to any restrictions against termination of this Lease Agreement in the Indenture), by notice to the Lessee given at any time thereafter while the Lessee is in default in the payment of Lease Payments or Additional Payments or in the performance of any other obligation under this Lease Agreement, elect to terminate this Lease Agreement on a date to be specified in such notice, which date shall be not earlier than 30 days after re-entry, and if all Events of Default shall not have then been cured, on the date so specified this Lease Agreement shall thereupon be terminated; and

            (v) take whatever action at law or in equity may appear necessary or appropriate to enforce its Unassigned Issuer's Rights; provided that the Issuer will not take any action which would prejudice the rights of the Trustee.

      (c) If in accordance with any of the foregoing provisions of this Article the Issuer shall have the right to elect to re-enter and take possession of the Project, the Issuer may enter and expel the Lessee and those claiming through or under the Lessee and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant. The Issuer may take whatever action at law or in equity which may appear necessary or desirable to collect rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Lease Agreement.

      (d) Upon the occurrence of an Event of Default by the Lessee, the Issuer grants to the Trustee a reasonable time within which to obtain possession of the Project, to institute and with reasonable diligence to complete foreclosure proceedings or otherwise acquire the Lessee's leasehold estate under this Lease Agreement prior to the Issuer's exercise of any remedy under paragraph (b)(iii) of this Section. The Issuer's right to terminate this Lease Agreement shall end when the Trustee obtains possession of the Project as aforesaid, which possession shall be deemed to include possession by a receiver.

      (e) If this Lease Agreement shall terminate prior to the expiration of the Lease Term (including the rejection of this Lease Agreement by the trustee of the Lessee in a proceeding under the Bankruptcy Code), the Issuer shall enter into a new lease for the Project with the Trustee, or its designee or nominee, for the remainder of the Lease Term, effective as of the date of termination, at the same rent and upon the same terms, covenants and conditions contained in this Lease Agreement, except that such new lease shall not guarantee possession of the Project to the new tenant as against the Lessee or anyone claiming under the Lessee, and the Issuer, simultaneously with the execution and delivery of such new lease, shall turn over to the new tenant all moneys, if any, then held by the Issuer under this Lease Agreement on behalf of the Lessee, on condition that:

            (i) the Trustee shall make written request for such new lease within 30 days after the date of such termination, and

            (ii)on the commencement date of the term of the new lease, the Trustee shall pay or cause to be paid, solely from moneys available under the Indenture, to the Issuer on that date all expenses, including reasonable counsel fees, court costs and disbursements, incurred by the Issuer in connection with any such default and termination as well as in connection with the execution and delivery of such new lease.

Any new lease entered under the terms of this paragraph (d) will provide that the new lease will not be terminated by the Issuer during the period the Trustee, or its nominee or designee, is the tenant.

      (f) In the enforcement of the remedies provided in this Section, the Trustee may treat all expenses of enforcement, including reasonable legal, accounting and advertising fees and expenses, as Additional Payments then due and payable by the Lessee.

      (g) Any amount collected pursuant to action taken under this Section shall be paid to the Trustee and applied, first, to the payment of any reasonable costs, expenses and fees incurred by the Issuer or the Trustee as a result of taking such action and, next, any balance shall be used to satisfy any Lease Payments then due by payment into the Bond Funds and applied in accordance with the Indenture and, then, to satisfy any other Additional Payments then due or to cure any other Event of Default.

      (h) Notwithstanding the foregoing, the Trustee shall not be obligated to take any step that in its opinion will or might cause it to expend time or money or otherwise incur liability, unless and until satisfactory indemnity has been furnished to the Trustee at no cost or expense to the Trustee.

      (i) The provisions of this Section are subject to the limitation that the annulment of a declaration that the Bonds are immediately due and payable shall automatically constitute an annulment of any corresponding declaration made pursuant to subparagraph (b)(i) of this Section and a waiver and rescission of the consequences of such declaration and of the Event of Default with respect to which such declaration has been made, provided that no such waiver or rescission shall extend to or affect any other or subsequent Default or impair any right consequent thereon. If any covenant, condition or agreement contained in this Lease Agreement is breached or any Event of Default has occurred and such breach or Event of Default is thereafter waived by the Trustee, such waiver shall be limited to such particular breach or Event of Default.

      Section 8.3. No Remedy Exclusive. Subject to Section 8.8, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

      Section 8.4. Agreement to Pay Attorneys' Fees and Expenses. In connection with any Event of Default by the Lessee, if the Trustee or the Issuer employs attorneys or incurs other expenses for the collection of amounts payable hereunder or the enforcement of the performance or observance of any covenants or agreements on the part of the Lessee herein contained, the Lessee agrees that it will, on demand therefor, pay such party the reasonable fees of such attorneys and such other reasonable expenses so incurred by such party.

      Section 8.5. Issuer and Lessee to Give Notice of Default. The Issuer and the Lessee shall each, at the expense of the Lessee, promptly give to the Trustee, the Remarketing Agent and the Letter of Credit Provider written notice of any Default of which the Issuer or the Lessee, as the case may be, shall have actual knowledge or written notice, but the Issuer shall not be liable for failing to give such notice.

      Section 8.6. Performance of Lessee's Obligations. If the Lessee fails to keep or perform any of its obligations as provided in this Lease Agreement in respect of (a) maintenance of insurance, (b) payments of taxes, assessments and other charges, (c) repairs and maintenance of the Project, (d) compliance with legal or insurance requirements, or in the making of any other payment or performance of any other obligation, then the Issuer, the Letter of Credit Provider or the Trustee may (but shall not be obligated so to do) upon the continuance of such failure on the Lessee's part for 15 days after notice of such failure is given to the Lessee by the Issuer, the Letter of Credit Provider or the Trustee, and without waiving or releasing the Lessee from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by the Issuer, the Letter of Credit Provider or the Trustee and all necessary incidental costs and expenses incurred by the Issuer, the Letter of Credit Provider or the Trustee in performing such obligations shall be deemed to be Additional Payments and shall be paid to the Issuer, the Letter of Credit Provider or the Trustee on demand.

      Section 8.7. Remedial Rights Assigned to the Trustee. Upon the execution and delivery of the Indenture, the Issuer will thereby have assigned to the Trustee all rights and remedies conferred upon or reserved to the Issuer by this Lease Agreement, reserving only the Unassigned Issuer's Rights. Subject to
Section 8.8, the Trustee shall have the exclusive right to exercise such rights and remedies conferred upon or reserved to the Issuer by this Lease Agreement in the same manner and to the same extent, but under the limitations and conditions imposed thereby and hereby. The Trustee, the Letter of Credit Provider and the Bondowners shall be deemed third party creditor beneficiaries of all representations, warranties, covenants and agreements contained herein.

      Section 8.8. Letter of Credit Provider to Direct Trustee. Any provision herein to the contrary notwithstanding, unless an Event of Default described in subparagraph (a), (b), (c), (f) or (g) of Section 801 of the Indenture has occurred and is continuing, the Issuer and the Trustee, as assignee of the Issuer, (a) shall exercise the remedies provided for under this Lease Agreement only if and as directed in writing by the Letter of Credit Provider and (b) shall not waive any Event of Default without the prior written consent of the Letter of Credit Provider. Any direction from the Letter of Credit Provider must be in accordance with the provisions of law and of this Lease Agreement. The Issuer and the Trustee shall have the right to decline to follow any direction if the Issuer or the Trustee, as applicable, in good faith determines that the proceeding so directed would involve it in personal liability.

                                   ARTICLE IX
       PREPAYMENT AND ACCELERATION OF LEASE PAYMENTS; PURCHASE OF PROJECT

      Section 9.1. Prepayment at the Option of the Lessee. Upon the exercise by the Lessee of its option to cause the Bonds or any portion thereof to be redeemed pursuant to Section 302(a) of the Indenture, the Lessee shall prepay (without premium or penalty) Lease Payments in whole or in part at the times and at the prepayment prices sufficient to redeem all or a corresponding portion of the Bonds then Outstanding in accordance with said paragraph. At the written direction of the Lessee with the prior written consent of the Letter of Credit Provider, such prepayments shall be applied to the redemption of the Bonds in whole or in part in accordance with said paragraph.

      Section 9.2. Optional Prepayment Upon Certain Events. Upon the occurrence of any of the conditions or events set forth in Section 302(b) or (f) of the Indenture, the Lessee shall have the option, with the prior written consent of the Letter of Credit Provider, to prepay Lease Payments, in whole or in part at any time, at the time and at the prepayment prices sufficient to redeem all or a corresponding portion of the Bonds then Outstanding in accordance with said paragraph.

      Section 9.3. Mandatory Prepayment Upon Certain Events. If the Bonds or any portion thereof are subject to mandatory redemption for any other reason described in Section 302 of the Indenture, the Lessee shall (except to the extent Bonds are purchased in lieu of redemption as provided in Section 302(e) of the Indenture) prepay Lease Payments in whole at the time and at the prepayment prices sufficient to redeem all of the Bonds then Outstanding in accordance with Section 302 of the Indenture. The Lessee will promptly notify the Issuer, the Letter of Credit Provider and the Trustee in writing of the occurrence and existence of any event or condition which could result in mandatory prepayment under this Section.

      Section 9.4.   Purchase of Project; Required Prepayment.

      (a) Except during the continuance of an Event of Default, the Lessee shall have the option to purchase the Project at any time, prior to the expiration of the Lease Term and within 10 days following the expiration of the Lease Term and to terminate this Lease Agreement if

(i) the Bonds have been paid in full or if provision is otherwise made for payment of the Bonds in such manner that the Indenture will be discharged under
Article XII of the Indenture on or before the date of termination, (ii) the Lessee provides the Trustee, the Letter of Credit Provider and the Issuer with an opinion of Bond Counsel to the effect that all such conditions have been satisfied and (iii) written notice has been provided to the Rating Agency, provided that this Lease Agreement may not be terminated unless and until (a) all of the Lessee's obligations under the Lessee Documents have been satisfied and (b) all of the Lessee's obligations with respect to the Issuer's fees have been satisfied and the Lessee has so certified to the Issuer and the Trustee. All obligations of the Lessee under Sections 4.3 and 6.1 shall survive termination of this Lease Agreement until payment in full of the Bonds.

      (b) Notwithstanding the foregoing, the Lessee may not terminate this Lease Agreement unless and until the Trustee has on deposit an amount equal to the sum of the following:

            (i) Available Funds for payment of the principal of, premium, if any, and interest on the Parity Bonds and funds (whether or not such funds constitute Available Funds) for payment of the principal of, premium, if any, and interest on the Subordinate Bonds are on deposit in any of the funds and accounts established under the Indenture and available for that purpose which are sufficient to discharge the Indenture in accordance with
      Article XII of the Indenture; plus

            (ii)to the extent not paid under subparagraph (i) above, an amount equal to the Trustee's fees, expenses and charges under the Indenture and any other amounts due under Section 6.1, accrued and, to the extent determinable, to accrue until the Bonds are fully paid and redeemed and all other advances, fees, costs and expenses reasonably incurred and to be incurred on or before the termination date by the Trustee under the Indenture and by the Issuer and the Trustee under this Lease Agreement and the other Lessee Documents; plus

            (iii)    the sum of $100.

    (c) On the purchase date, a closing shall be held at any office mutually agreed upon among the Issuer, the Lessee and the Trustee (which closing may be conducted by first-class mail or recognized overnight delivery service). At the closing the Issuer and the Trustee shall, upon acknowledgment of receipt of the sum set forth in paragraph (b) above, execute and deliver to the Lessee such release and other instruments as the Lessee reasonably determines is necessary to terminate this Lease Agreement, including documents conveying to the Lessee legal title to the Project, as it then exists, subject to the following: (i) those liens and encumbrances, if any, to which title to the Project was subject when conveyed to the Issuer; (ii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented; (iii) those liens and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreement on its part contained in this Lease Agreement;
(iv) Permitted Encumbrances other than the Indenture and this Lease Agreement; and (v) if the Project or any part thereof is being condemned, the rights and title of any condemning authority. All further obligations of the Lessee hereunder (except as specifically provided in Sections 4.3 and 6.1) shall thereupon terminate, provided, however, that the Lessee shall also remain obligated to pay or reimburse the Issuer, and the Trustee for the payment of all other fees, costs and expenses unaccounted for in the sum paid in accordance with paragraph (b) above and reasonably incurred before or subsequent to such closing in connection with the Bonds.

      (d) The Lessee hereby agrees to purchase, and the Issuer hereby agrees to sell, the Project for the sum of $100 at the expiration of the Lease Term following full payment of the Bonds or provision for payment thereof having been made in accordance with the provisions of the Indenture.

      Section  9.5.  Notice of  Prepayment.  To  exercise  an option  granted by
Section 9.1, 9.2 or 9.4, the Lessee shall give written notice to the Issuer, the Letter of Credit Provider and the Trustee which shall specify therein the date upon which a prepayment of Lease Payments will be made, which date shall be not less than 45 days from the date the notice is received by the Trustee, and which shall contain the written consent of the Letter of Credit Provider. In the Indenture, the Issuer has directed the Trustee to forthwith take all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect any redemption of the then Outstanding Bonds, in whole or in part, pursuant to Section 302 of the Indenture.

      Section 9.6. Precedence of this Article. The rights, options and obligations of the Lessee set forth in this Article may be exercised or shall be fulfilled, as the case may be, whether or not a Default exists hereunder, provided that such Default will not result in nonfulfillment of any condition to the exercise of any such right or option, and provided further that no amounts payable pursuant to this Lease Agreement shall be prepaid in part during the continuance of an Event of Default described in Section 8.1(a).

                                    ARTICLE X
                                  MISCELLANEOUS

      Section 10.1.  Authorized Representatives.

      (a) Whenever under this Lease Agreement the approval of the Issuer is required or the Issuer is required or permitted to take some action, such approval shall be given or such action shall be taken by the Authorized Issuer Representative and the Lessee, the Letter of Credit Provider and the Trustee shall be authorized to act on any such approval or action.

      (b) Whenever under this Lease Agreement the approval of the Lessee is required or the Lessee is required or permitted to take some action, such approval shall be given or such action shall be taken by the Authorized Lessee Representative, and the Issuer, the Letter of Credit Provider and the Trustee shall be authorized to act on any such approval or action.

      (c) Whenever under this Lease Agreement the approval of the Letter of Credit Provider is required or the Letter of Credit Provider is required or permitted to take some action, such approval shall be given or such action shall be taken by the Authorized Letter of Credit Provider Representative, and the Issuer, the Lessee and the Trustee shall be authorized to act on any such approval or action.

      Section 10.2. Term of Lease Agreement. This Lease Agreement shall be effective from and after its execution and delivery and shall continue in full force and effect until the Bonds are deemed to be paid within the meaning of
Article XII of the Indenture and provision has been made for paying all other sums payable by the Lessee to the Issuer, the Trustee, the Letter of Credit Provider and the paying agents for the Bonds under this Lease Agreement and the Indenture to the date of the retirement of the Bonds. The indemnifications provided by Section 6.1 shall survive the termination of this Lease Agreement.

      Section 10.3. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or on the third day following the day on which the same has been mailed by registered or certified mail, postage prepaid, addressed as specified in Section 1303 of the Indenture. Notice to the Bondowners shall be given, if necessary, in the manner provided in Section 1303 of the Indenture. A duplicate copy of each notice, certificate or other communication given hereunder to any party mentioned in Section 1303 shall be given to all other parties mentioned therein (other than the Bondowners unless a copy is required to be furnished to them by other provisions of this Lease Agreement). The Issuer, the Lessee, the Letter of Credit Provider or the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent to it.

      Section 10.4. Performance Date Not a Business Day. If the last day for performance of any act or the exercising of any right, as provided in this Lease Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day.

      Section 10.5. Binding Effect. This Lease Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Lessee and their respective successors and assigns, subject to the provisions contained in Sections 2.2(g) and 5.2.

      Section 10.6. Amendments, Changes and Modifications. Except as otherwise provided in this Lease Agreement or in the Indenture, subsequent to the issuance of Bonds and prior to all of the Bonds being deemed to be paid in accordance with Article XII of the Indenture and provision being made for the payment of all sums payable under the Indenture in accordance with Article XII of the Indenture, this Lease Agreement may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee and the Letter of Credit Provider, given in accordance with the Indenture.

      Section 10.7. Execution in Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of Article 9 of the Uniform Commercial Code of the State, no security interest in this Lease Agreement may be created by the transfer or possession of any counterpart hereof other than the counterpart containing the receipt therefor executed by the Trustee on or immediately following the signature page hereof delivered, pledged and assigned to the Trustee.

      Section 10.8. No Pecuniary Liability. No provision, representation, covenant or agreement contained in this Lease Agreement or in the Indenture, the Bonds, or any obligation herein or therein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability (except to the extent of any rental payments, revenues and receipts derived by the Issuer pursuant to this Lease Agreement). No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon any director, official or employee of the Issuer.

      Section 10.9.  Extent  of  Covenants  of  the  Issuer;   No  Personal  or
Pecuniary Liability.

      (a) No covenant, agreement or obligation contained in this Lease Agreement shall be deemed to be a covenant, agreement or obligation of any present or future council member, officer, employee or agent of the Issuer in his or her individual capacity, and neither the council members of the Issuer nor any officer thereof executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No council member, officer, employee or agent of the Issuer shall incur any personal liability with respect to any other action taken by him pursuant to this Indenture or the Act, provided such member, officer, employee or agent acts in good faith.

      (b) No agreements or provisions contained in this Lease Agreement nor any agreement, covenant or undertaking by the Issuer contained in any document executed by the Issuer in connection with the Project, or the issuance, sale and delivery of the Bonds shall give rise to any pecuniary liability of the Issuer or a charge against its general credit, or shall obligate the Issuer financially in any way except as may be payable from the Lease Payments by the Lessee and the proceeds of the Bonds. No failure of the Issuer to comply with any term, condition, covenant or agreement herein or in any document executed by the Issuer in connection with the issuance and sale of the Bonds shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be paid or recovered from the Lease Payments or proceeds of the Bonds. Nothing in this Indenture precludes a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against the Issuer for any failure to comply with any term, condition, covenant or agreement herein, provided that no costs, expenses or other monetary relief will be recoverable from the Issuer except as may be payable from the repayments by the Lessee under the Lease Agreement or from the proceeds of the Bonds.

      (c) No recourse shall be had for the payment of the principal of or premium or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Lease Agreement against any past, present or future officer, council member, employee or agent of the Issuer, or of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, council members, employees or agents, as such, is hereby expressly waived and released as a condition of, and consideration for, the execution of this Lease Agreement and the issuance of such Bonds.

      (d) Anything in this Lease Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that (i) the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice, or other instrument furnished to the Issuer by the Trustee or the Lessee as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer; (ii) the Issuer shall not be under any obligation hereunder to perform any record keeping or to provide any legal services; and (iii) none of the provisions of this Lease Agreement shall require the Issuer to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Lease Agreement, unless it shall first have been adequately indemnified to its satisfaction against the cost, expenses, and liability which may be incurred.

      Section 10.10. Effect of Default of Letter of Credit Provider or Payment of Parity Bonds. Notwithstanding anything contained to the contrary in this Lease Agreement, any and all rights given to the Letter of Credit Provider under the Lease Agreement including, but not limited to, the giving of consents or approvals or the direction of proceedings, shall be null and void (a) during any time that an Event of Default has occurred and is continuing under Section 801(f) or (g) of the Indenture, and (b) if the Parity Bonds have been paid in full or provision has been made for the payment of all Parity Bonds in accordance with Article XII of the Indenture and all obligations owing the Letter of Credit Provider under the Letter of Credit Documents have been paid or provision has been made for payment of such obligations.

      Section 10.11. Severability. If any provision of this Lease Agreement, or any covenant, stipulation, obligation, agreement, act or action, or part thereof made, assumed, entered into or taken thereunder, or any application of such provision, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Lease Agreement or any other covenant, stipulation, obligation, agreement, act or action, or part thereof, made, assumed, entered into, or taken, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Such illegality or invalidity of any application thereof shall not affect any legal and valid application thereof, and each such provision, covenant, stipulation, obligation, agreement, act or action, or part thereof, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

      Section 10.12. Governing Law. This Lease Agreement shall be governed by and construed in accordance with the laws of the State.




                 [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Issuer and the Lessee have caused this Lease Agreement to be executed in their respective names.

                                    CITY OF LENEXA, KANSAS


[SEAL]
                                    By:  /S/ Joan Bowman
                                         ---------------------
                                            Joan Bowman, Mayor

ATTEST:



By:  /s/ Sandra Howell
     --------------------
      Sandra Howell, City Clerk












Lease Agreement
LabOne, Inc. Project

                                  LABONE, INC.,
                                  a Delaware corporation

                                  LABONE, INC.



                                   /s/ Kurt Gruenbacher
                                  -----------------------------------
[SEAL]                            Kurt Gruenbacher
                                  Vice President/Finance
                                  Chief Accounting Officer & Treasurer

ATTEST:


/s/ Gregg R. Sadler
---------------------------
Gregg R. Sadler, Secretary













Lease Agreement
LabOne, Inc. Project

                                ACKNOWLEDGMENT


State of Kansas      )
                     )
County of Johnson    )

      The foregoing instrument was acknowledged before me on September 11, 1998, by Joan Bowman, Mayor and Sandra Howell, City Clerk.


(SEAL)                       /s/ Mary Sue Fry
                           -----------------------------------
                           Mary Sue Fry, Notary Public

My appointment expires: June 24, 2001

                                 ACKNOWLEDGMENT


State of Kansas      )
                     )
County of Johnson    )

      The foregoing instrument was acknowledged before me on September 11, 1998, by Kurt Gruenbacher, Vice President/Finance, Chief Accountant Officer and Treasurer and Gregg R. Sadler, Secretary.

                                /s/ Pam A. Moyers
                               ------------------------------
                               Notary Public

(Seal)

My Appointment Expires:
March 22, 2000
-----------------------

                         UNIFORM COMMERCIAL CODE RECEIPT


      Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged this 11th day of September 1998.


                                    INTRUST BANK, N.A.


                                    ------------------------------
                                    By:  J. Steven Larigan
                                         Vice President


[NOTE: The Trustee should sign only on the copy of the Lease Agreement received by it.]























Lease Agreement
LabOne, Inc. Project

                                    EXHIBIT A

                         Series 1998A and 1998B Project

      The following property acquired, constructed and installed by the City of Lenexa, Kansas (the "Issuer") in connection with the issuance by the City of its $20,000,000 principal amount of Taxable Industrial Revenue Bonds (LabOne, Inc. Project) Series 1998A and $5,000,000 principal amount of Taxable Subordinate Industrial Revenue Bonds (LabOne, Inc. Project), Series 1998B:

           (a) The following described real estate in Johnson County, Kansas:

      Lot 1, LAB ONE,  a  subdivision  in the City of  Lenexa,  Johnson  County,
Kansas, according to the recorded plat thereof; being more particularly described as follows:

All that part of the West One-Half of Section 5, Township 13, Range 24, in Lenexa, Johnson County, Kansas, described as follows:

Commencing at the Northwest corner of the Northwest Quarter of said Section 5; thence South 2 degrees, 20 minutes, 28 seconds East, along the West line of said Northwest Quarter, a distance of 84.98 feet; thence North 87 degrees, 39 minutes, 32 seconds East, a distance of 30.00 feet, to a point on the South right-of-way line of 95th street, as now established; thence North 42 degrees, 38 minutes, 37 seconds East, along said South right-of-way line, a distance of
42.44 feet; thence North 87 degrees, 37 minutes, 42 seconds East, continuing along said South right-of-way line, a distance of 622.67 feet, to a point on the West right-of-way line of Interstate Highway No. 435, as now established; thence Southerly, along said West right-of-way line, the following courses and distances: South 47 degrees, 22 minutes, 13 seconds East, a distance of 63.67 feet; thence South 85 degrees, 31 minutes, 18 seconds East a distance of 369.40 feet; thence South 8 degrees, 08 minutes, 18 seconds East, a distance of 1167.18 feet; thence South 5 degrees, 59 minutes, 24 seconds East, a distance of 1330.12 feet, TO THE POINT OF BEGINNING; thence South 1 degree, 08 minutes, 05 seconds East, a distance of 664.75 feet; thence South 7 degrees, 44 minutes, 12 seconds East, a distance of 837.06 feet; thence South 19 degrees, 51 minutes, 36 seconds West, a distance of 613.53 feet, thence South 66 degrees, 37 minutes, 19 seconds West, a distance of 341.85 feet to a point on the Northerly right-of-way line of Kansas Highway No. 10, as now established (said point being the Northeasterly corner of a trance conveyed to Holland Associates by Department of Transportation Deed recorded in Volume 2631, at Page 776); thence Westerly, along the former Northerly right-of-way line of said highway (and along the Southerly and Westerly line of said "Holland Tract"), the following courses and distances; South 65 degrees, 07 minutes, 53 seconds West, a distance of 726.80 feet measured (Holland deed South 65 degrees, 05 minutes West 727.0 feet); thence North 10 degrees, 40 minutes, 45 seconds East, measured, (Holland deed North 10 degrees, 43 minutes East), a distance of 306.50 feet; thence Northerly, along the Northerly right-of-way line of said highway (departing said "Holland Tract") the following courses and distances: thence North 2 degrees, 18 minutes, 21 seconds West, a distance of 250.35 feet; thence North 74 degrees, 21 minutes, 32 seconds West, a distance of 113.60 feet; thence North 2 degrees, 37 minutes, 44 seconds West, a distance of 333.57 feet; thence North 10 degrees, 49 minutes, 15 seconds West, a distance of 168.90 feet; thence South 87 degrees, 41 minutes, 45 seconds West, a distance of 15.00 feet, to a point on the East right-of-way line of Renner Road, as now established; thence North 2 degrees, 18 minutes, 15 seconds West, along said East right-of-way line, a distance of
993.65 feet; thence North 53 degrees, 15 minutes, 45 seconds East, departing said East right-of-way line, a distance of 276.66 feet; thence South 36 degrees, 44 minutes, 15 seconds East, a distance of 216.57 feet; thence North 87 degrees, 41 minutes, 45 seconds East, a distance of 149.36 feet; thence North 58 degrees, 30 minutes, 04 seconds East, a distance of 844.31 feet, to the Point of Beginning.


said real property constituting the Project site as referred to in the Indenture and the Lease Agreement entered into by the Issuer concurrently with the issuance of the above-referenced bonds (the "Indenture" and the "Lease"), subject to the Permitted Encumbrances.

           (b) All buildings, building additions, improvements, machinery and equipment now constructed, located or installed on the Project site, all or any portion of the costs of which were paid from the proceeds of the above-referenced bonds, together with any substitutions or replacements therefor, the property described in paragraphs (a) and (b) of this Exhibit together constituting the "Series 1998A and 1998B Project" as referred to in the Indenture and the Lease Agreement; provided however, that the Series 1998A and 1998B Project shall not include furnishings, machinery and equipment described under "Series 1998C Project" in this Exhibit.


                              Series 1998C Project

      All furnishings, machinery and equipment now located or installed on the Project site, architectural expenses relating to the Project and off-site road development all or any portion of the costs of which were paid from the proceeds of the Issuer's $8,000,000 principal amount of Taxable Subordinate Industrial Revenue Bonds (LabOne, Inc. Project), Series 1998C, together with any substitutions or replacements therefor, the property described in this paragraph constituting the "Series 1998C Project" as referred to in the Indenture and the Lease Agreement, including the following:

      facilities equipment including conveyors, coolers,generators, UPS system, etc.
      laboratory equipment
      computer equipment
      furniture and fixtures










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